EXHIBIT 99.1

Two River Bancorp Reports 2018 Third Quarter Financial Results Highlighted by a 26.7% Increase in Net Income to $2.8 Million, or $0.33 Per Share

TINTON FALLS, N.J., Oct. 23, 2018 (GLOBE NEWSWIRE) -- Two River Bancorp (Nasdaq: TRCB) (the "Company"), the parent company of Two River Community Bank (the “Bank"), today reported financial results for the third quarter and nine months ended September 30, 2018, highlighted by higher net income and strong loan and deposit growth.

2018 Third Quarter Financial Highlights

(comparisons to respective prior year’s period)

  Net income increased 26.7% to $2.8 million, or $0.33 per diluted share
  Return on average assets of 1.04%, up from 0.89%
  Return on average equity of 9.98%, up from 8.39%
  Net interest income increased 8.2% to $9.1 million
  Net interest margin remained strong at 3.55%
  Efficiency ratio(1) improved to 61.8% compared to 62.6%

(1)  Efficiency ratio represents the ratio of non-interest expense to the sum of net interest income and non-interest income.

(Totals at September 30, 2018; comparisons to December 31, 2017)

  Total loans were $900.9 million, an increase of $50.0 million, or 7.8% annualized
  Total deposits were $905.7 million, an increase of $44.2 million, or 6.8% annualized
  Total assets increased to a record $1.086 billion, compared to $1.040 billion, or 6.0% annualized
  Tangible book value per share(1) increased to $11.16, compared to $10.44

(1)   Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Management Commentary

William D. Moss, Chairman, President and CEO, stated, “Our earnings performance was driven by a sustained trend of solid loan and deposit growth, which resulted in an 8.2% increase in net interest income and a 26.7% increase in net income. We reported annualized loan growth of 7.8%, predominantly in the commercial real estate,  construction and residential sectors, without altering our underwriting standards or engaging in pricing activities which we do not believe are sustainable. Although our loan growth was partially offset by unusually high prepayment activity during the quarter, originations were strong and we are encouraged with the quality of our pipeline, which will help support our loan growth in future quarters. Our annualized deposit growth remained solid at 6.8%, despite an increasingly competitive environment.”

Mr. Moss continued, “During the quarter, we improved our efficiency ratio while also implementing significant improvements to our banking platform, including state-of-the-art online and mobile banking systems, which can be found at our new website www.tworiver.bank. Our upgrades include new functionality for our website, real time alerts, and upcoming compatibility within additional digital wallet payment platforms. We believe that these ongoing improvements to the Bank’s technology infrastructure and business processes will enhance our customer experience and support the growth of our client relationships. The Company expects to leverage the use of technology while taking a measured approach in its branch management. Later this year, we expect to close our New Brunswick office as it has not met our long-term expectations, and will continue to focus on markets where we can optimize our branch network.”

Dividend Information
On October 17, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.055 per share, payable on November 28, 2018 to shareholders of record as of the close of business on November 7, 2018. This marks the Company’s 23rd consecutive quarterly cash dividend payment.

Key Quarterly Performance Metrics

	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	9 Mo. Ended	9 Mo. Ended
	2018	2018	2018	2017	2017	9/30/2018	9/30/2017
Net Income (in thousands)	$2,834	$2,650	$2,676	$335	$2,237	$8,160	$6,167
Earnings per Common Share – Diluted	$0.33	$0.30	$0.31	$0.04	$0.26	$0.94	$0.71
Return on Average Assets	1.04%	1.00%	1.04%	0.13%	0.89%	1.03%	0.84%
Return on Average Tangible Assets(1)	1.06%	1.02%	1.06%	0.13%	0.91%	1.04%	0.86%
Return on Average Equity	9.98%	9.67%	10.08%	1.24%	8.39%	9.91%	7.96%
Return on Average Tangible Equity(1)	11.90%	11.57%	12.12%	1.49%	10.13%	11.86%	9.64%
Net Interest Margin	3.55%	3.59%	3.63%	3.56%	3.62%	3.59%	3.52%
Efficiency Ratio(2)	61.78%	62.59%	61.59%	59.96%	62.57%	61.99%	64.09%
Non-Performing Assets to Total Assets	0.18%	0.18%	0.19%	0.20%	0.23%	0.18%	0.23%
Allowance as a % of Loans	1.26%	1.26%	1.26%	1.25%	1.25%	1.26%	1.25%

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2) Efficiency ratio represents the ratio of non-interest expense to the sum of net interest income and non-interest income.

Loan Composition
The components of the Company’s loan portfolio at September 30, 2018 and December 31, 2017 are as follows:

	(in thousands)
	September 30, 2018	December 31, 2017	% Change
Commercial and industrial	$104,118	$101,371	2.7%
Real estate – construction	141,881	118,094	20.1%
Real estate – commercial	548,763	537,733	2.1%
Real estate – residential	75,973	64,238	18.3%
Consumer	30,895	30,203	2.3%
Unearned fees	(735)	(765)	(3.9)%
	900,895	850,874	5.9%
Allowance for loan losses	(11,390)	(10,668)	6.8%
Net Loans	$889,505	$840,206	5.9%

Deposit Composition
The components of the Company’s deposits at September 30, 2018 and December 31, 2017 are as follows:

	(in thousands)
	September 30, 2018	December 31, 2017	% Change
Non-interest-bearing	$173,906	$167,297	4.0%
NOW accounts	195,240	232,673	(16.1)%
Savings deposits	265,410	242,448	9.5%
Money market deposits	47,050	59,818	(21.3)%
Listed service CD’s	45,521	44,436	2.4%
Time deposits / IRA	108,217	74,183	45.9%
Wholesale deposits	70,401	40,702	73.0%
Total Deposits	$905,745	$861,557	5.1%

2018 Third Quarter Financial Review

Net Income
Net income for the three months ended September 30, 2018 increased 26.7% to $2.8 million, or $0.33 per diluted common share, compared to $2.2 million, or $0.26 per diluted common share, for the same period last year. The increase was largely due to higher net interest income and a lower loan loss provision coupled with a lower Federal corporate income tax rate.

On a linked quarter basis, third quarter 2018 net income increased 6.9% compared to the second quarter of 2018, primarily due to higher net interest income, a lower loan loss provision and lower non-interest expenses.

Net income for the nine months ended September 30, 2018 increased 32.3% to $8.2 million, or $0.94 per diluted share, compared to $6.2 million, or $0.71 per diluted share, in the same prior year period. For the first nine months of 2018, the Company recorded a $168,000 tax benefit related to the accounting treatment of equity-based compensation, as compared to a benefit of $177,000 for the same period last year.

Net Interest Income
Net interest income for the quarter ended September 30, 2018 was $9.1 million, an increase of 8.2% compared to $8.4 million in the corresponding prior year period. This was largely due to an increase of $95.0 million, or 10.3%, in average interest-earning assets, primarily attributable to growth in the loan portfolio. On a linked quarter basis, net interest income increased $133,000, or 1.5%, from $9.0 million.

For the nine months ended September 30, 2018, net interest income increased 12.0% to $26.9 million from $24.0 million in the prior year period.

Net Interest Margin
The Company reported a net interest margin of 3.55% for the third quarter of 2018, compared to 3.59% in the second quarter of 2018 and 3.62% reported for the third quarter of 2017. The slight decline from the second quarter of 2018 was largely due to higher cost of funds.

The net interest margin for the nine months ended September 30, 2018 was 3.59%, compared to 3.52% in the prior year period, primarily due to higher yielding interest-earning assets, partially offset by a higher cost of funds.

Non-Interest Income
Non-interest income for the quarter ended September 30, 2018 declined slightly to $1.4 million, compared to $1.5 million in the corresponding prior year period. This was largely due to lower residential mortgage banking revenues and gains on the sale of SBA loans, which was partially offset by higher other loan fees, primarily due to loan prepayment fees.

On a linked quarter basis, non-interest income decreased by $141,000, or 9.4%, from the second quarter of 2018, mainly due to lower gains on the sale of SBA loans and residential mortgage banking revenues.

The slowdown in residential lending activity was mainly due to the change in the mix of mortgage originations to more portfolio adjustable rate product versus saleable fixed rate mortgages, coupled with higher interest rates and tighter competition.

For the nine months ended September 30, 2018, non-interest income increased $45,000, or 1.1%, to $4.2 million from the same period in 2017.

Non-Interest Expense
Non-interest expense for the quarter ended September 30, 2018 totaled $6.5 million, an increase of $286,000, or 4.6%, from the $6.2 million reported in same period in 2017. This was primarily due to salary increases, new hires within the lending and deposit teams, and higher data processing expenses. The Company’s efficiency ratio was 61.8% for the quarter, compared to 62.6% for the same period in 2017.

On a linked quarter basis, non-interest expense decreased by $90,000, or 1.4%, largely due to lower professional expenses.

For the nine months ended September 30, 2018, non-interest expense increased $1.2 million, or 6.7%, to $19.2 million compared to the same prior year period. Efficiency ratio for the nine months ended September 30, 2018 improved to 62.0% from 64.1% compared to the same prior year period.

Provision for Loan Losses
During the quarter, a provision for loan losses of $150,000 was expensed, compared to $255,000 in the same prior year period. The majority of the third quarter 2018 provision was to support the Company’s continued loan growth. The Company also had $39,000 in net loan recoveries during the quarter, compared to $15,000 in net loan recoveries during the same period last year.

For the nine months ended September 30, 2018, a provision of $775,000 was expensed, compared to $855,000 for the same prior year period. The Company had $53,000 of net loan charge-offs for the nine months ended September 30, 2018, compared to $197,000 in net loan charge-offs for the same prior year period.

As of September 30, 2018, the Company's allowance for loan losses was $11.4 million, compared to $10.7 million as of December 31, 2017. The loss allowance as a percentage of total loans was 1.26% at September 30, 2018 compared to 1.25% at December 31, 2017.

Financial Condition / Balance Sheet

At September 30, 2018, the Company maintained capital ratios that were in excess of regulatory standards for well capitalized institutions. The Company's Tier 1 capital to average assets ratio was 9.06%, its common equity Tier 1 to risk weighted assets ratio was 9.99%, its Tier 1 capital to risk weighted assets ratio was 9.99%, and its total capital to risk weighted assets ratio was 12.21%.

Total assets as of September 30, 2018 were $1.086 billion, compared to $1.040 billion at December 31, 2017 and $1.000 billion as of September 30, 2017.

Total loans as of September 30, 2018 were $900.9 million, compared to $850.9 million at December 31, 2017 and $816.1 million as of September 30, 2017.

Total deposits as of September 30, 2018 were $905.7 million, compared to $861.6 million as of December 31, 2017 and $821.9 million as of September 30, 2017. Core checking deposits at September 30, 2018 were $369.1 million, compared to $400.0 million at December 31, 2017 and $372.0 million at September 30, 2017. The Company continues to focus on building core checking account deposit relationships, which can vary from quarter to quarter due to seasonality in its municipal relationships.

Asset Quality
The Company's non-performing assets at September 30, 2018 were $2.0 million as compared to $2.1 million at December 31, 2017 and $2.3 million at September 30, 2017.  Non-performing assets to total assets at September 30, 2018 were 0.18% compared to 0.20% at December 31, 2017 and 0.23% at September 30, 2017.

Non-accrual loans were $1.39 million at September 30, 2018, compared to $2.07 million at December 31, 2017 and $2.35 million at September 30, 2017. OREO was $585,000 at September 30, 2018, compared to no OREO at December 31, 2017 and September 30, 2017.  During the third quarter, two non-accrual loans were transferred into OREO.

Troubled debt restructured loan balances amounted to $6.6 million at September 30, 2018, with all but $877,000 performing. This compared to $7.1 million at December 31, 2017 and $8.1 million at September 30, 2017.

About the Company
Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 14 branches along with two loan production offices throughout Monmouth, Middlesex, Union, and Ocean Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp is available at www.tworiver.bank.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continue," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; and the inability to successfully implement or expand new lines of business or new products and services. For a list of other factors which would affect our results, see the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

Investor Contact:	Media Contact:
Adam Prior, Senior Vice President	Adam Cadmus, Marketing Director
The Equity Group Inc.	Two River Community Bank
Phone: (212) 836-9606	Phone: (732) 982-2167
Email: aprior@equityny.com	Email: acadmus@tworiverbank.com

TWO RIVER BANCORP
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
For the Three Months and Nine Months Ended September 30, 2018 and 2017
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
INTEREST INCOME:
Loans, including fees	$10,656	$9,227	$30,720	$26,363
Securities:
Taxable	274	247	861	715
Tax-exempt	280	267	842	831
Interest-bearing deposits	132	83	293	257
Total Interest Income	11,342	9,824	32,716	28,166
INTEREST EXPENSE:
Deposits	1,924	1,069	4,923	3,170
Securities sold under agreements to repurchase	14	18	43	50
Federal Home Loan Bank ("FHLB") and other borrowings	136	157	382	449
Subordinated debt	165	164	495	493
Total Interest Expense	2,239	1,408	5,843	4,162
Net Interest Income	9,103	8,416	26,873	24,004
PROVISION FOR LOAN LOSSES	150	255	775	855
Net Interest Income after Provision for Loan Losses	8,953	8,161	26,098	23,149
NON-INTEREST INCOME:
Service fees on deposit accounts	236	224	713	535
Mortgage banking	239	358	986	1,258
Other loan fees	378	188	626	402
Earnings from investment in bank owned life insurance	133	137	395	411
Gain on sale of SBA loans	203	306	921	817
Other income	166	240	520	693
Total Non-Interest Income	1,355	1,453	4,161	4,116
NON-INTEREST EXPENSES:
Salaries and employee benefits	4,024	3,641	11,919	10,554
Occupancy and equipment	966	1,112	3,099	3,215
Professional	432	366	1,260	1,102
Insurance	59	57	180	158
FDIC insurance and assessments	128	123	374	354
Advertising	90	110	280	345
Data processing	184	151	510	406
Outside services fees	89	120	250	347
OREO expenses, impairment and sales, net	7	25	(8)	44
Loan workout expenses	28	8	124	174
Other operating	454	462	1,251	1,324
Total Non-Interest Expenses	6,461	6,175	19,239	18,023
Income before Income Taxes	3,847	3,439	11,020	9,242
Income Tax Expense	1,013	1,202	2,860	3,075
Net Income	$2,834	$2,237	$8,160	$6,167
Earnings Per Common Share:
Basic	$0.33	$0.27	$0.96	$0.74
Diluted	$0.33	$0.26	$0.94	$0.71
Weighted average common shares outstanding:
Basic	8,513	8,393	8,489	8,373
Diluted	8,700	8,656	8,695	8,647

TWO RIVER BANCORP
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except share data)

	September 30,	December 31,
	2018	2017
ASSETS
Cash and due from banks	$17,880	$29,575
Interest-bearing deposits in bank	29,733	18,644
Cash and cash equivalents	47,613	48,219

Securities available for sale	25,281	28,684
Securities held to maturity	57,606	58,002
Equity securities	2,412	2,448
Restricted investments, at cost	5,997	5,430
Loans held for sale	1,461	2,581
Loans	900,895	850,874
Allowance for loan losses	(11,390)	(10,668)
Net loans	889,505	840,206

OREO	585	-
Bank owned life insurance	21,968	21,573
Premises and equipment, net	6,011	6,239
Accrued interest receivable	2,982	2,554
Goodwill	18,109	18,109
Other assets	6,769	5,753

TOTAL ASSETS	$1,086,299	$1,039,798

LIABILITIES
Deposits:
Non-interest-bearing	$173,906	$167,297
Interest-bearing	731,839	694,260
Total Deposits	905,745	861,557

Securities sold under agreements to repurchase	22,153	27,120
FHLB and other borrowings	24,500	25,800
Subordinated debt	9,914	9,888
Accrued interest payable	97	70
Other liabilities	9,999	8,792

Total Liabilities	972,408	933,227

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 6,500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, no par value; 25,000,000 shares authorized;
Issued – 8,896,273 and 8,782,124 at September 30, 2018 and December 31, 2017, respectively
Outstanding – 8,584,179 and 8,470,030 at September 30, 2018 and December 31, 2017, respectively	80,294	79,678
Retained earnings	36,535	29,593
Treasury stock, at cost; 312,094 shares at September 30, 2018 and December 31, 2017	(2,396)	(2,396)
Accumulated other comprehensive loss	(542)	(304)
Total Shareholders' Equity	113,891	106,571

TOTAL LIABILITIES and SHAREHOLDERS’ EQUITY	$1,086,299	$1,039,798

TWO RIVER BANCORP
Selected Consolidated Financial Data (Unaudited)

Selected Consolidated Earnings Data
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
Selected Consolidated Earnings Data:	2018	2018	2017	2018	2017
Total Interest Income	$11,342	$10,907	$9,824	$32,716	$28,166
Total Interest Expense	2,239	1,937	1,408	5,843	4,162
Net Interest Income	9,103	8,970	8,416	26,873	24,004
Provision for Loan Losses	150	225	255	775	855
Net Interest Income after Provision for Loan Losses	8,953	8,745	8,161	26,098	23,149
Other Non-Interest Income	1,355	1,496	1,453	4,161	4,116
Other Non-Interest Expenses	6,461	6,551	6,175	19,239	18,023
Income before Income Taxes	3,847	3,690	3,439	11,020	9,242
Income Tax Expense	1,013	1,040	1,202	2,860	3,075
Net Income	$2,834	$2,650	$2,237	$8,160	$6,617

Per Common Share Data:
Basic Earnings	$0.33	$0.31	$0.27	$0.96	$0.74
Diluted Earnings	$0.33	$0.30	$0.26	$0.94	$0.71
Book Value	$13.27	$13.02	$12.60	$13.27	$12.60
Tangible Book Value(1)	$11.16	$10.90	$10.46	$11.16	$10.46
Average Common Shares Outstanding (in thousands):
Basic	8,513	8,488	8,393	8,489	8,373
Diluted	8,700	8,690	8,656	8,695	8,647

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Selected Period End Balances
(in thousands)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2018	2018	2018	2017	2017
Total Assets	$1,086,299	$1,055,527	$1,042,277	$1,039,798	$1,000,245
Investment Securities and Restricted Stock	91,296	94,449	96,251	94,564	92,641
Total Loans	900,895	890,369	872,327	850,874	816,078
Allowance for Loan Losses	(11,390)	(11,201)	(10,962)	(10,668)	(10,223)
Goodwill and Other Intangible Assets	18,109	18,109	18,109	18,109	18,109
Total Deposits	905,745	880,879	870,904	861,557	821,872
Repurchase Agreements	22,153	19,878	18,472	27,120	22,576
FHLB and Other Borrowings	24,500	24,500	24,500	25,800	30,300
Subordinated Debt	9,914	9,905	9,896	9,888	9,879
Shareholders' Equity	113,891	111,347	108,980	106,571	106,567

Asset Quality Data (by Quarter)
(dollars in thousands)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2018	2018	2018	2017	2017
Nonaccrual Loans	$1,390	$1,930	$1,972	$2,070	$2,345
OREO	585	-	-	-	-
Total Non-Performing Assets	1,975	1,930	1,972	2,070	2,345

Troubled Debt Restructured Loans:
Performing	5,678	5,831	5,965	6,053	6,925
Non-Performing	877	877	878	994	1,129

Non-Performing Loans to Total Loans	0.15%	0.22%	0.23%	0.24%	0.29%
Non-Performing Assets to Total Assets	0.18%	0.18%	0.19%	0.20%	0.23%
Allowance as a % of Loans	1.26%	1.26%	1.26%	1.25%	1.25%

Capital Ratios

	September 30, 2018				December 31, 2017
	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio
Two River Bancorp	9.99%	9.06%	9.99%	12.21%	9.68%	8.85%	9.68%	11.93%
Two River Community Bank	10.98%	9.96%	10.98%	12.16%	10.66%	9.76%	10.66%	11.82%
"Well capitalized" institution (under prompt corrective action regulations.)*	6.50%	5.00%	8.00%	10.00%	6.50%	5.00%	8.00%	10.00%

*Applies to Bank only. For the Company to be “well capitalized,” the Tier 1 Capital to Risk Weighted Assets has to be at least 6.00%.

Net Loan Charge-offs
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2018	2018	2018	2017	2017	2018	2017
Net loan charge-offs (recoveries):
Charge-offs	$-	$(12)	$(115)	$(239)	$-	$(127)	$(248)
Recoveries	39	26	9	9	15	74	51
Net loan (charge-offs) recoveries	$39	$14	$(106)	$(230)	$15	$(53)	$(197)
Net loan (charge-offs) recoveries to average loans (annualized)	0.02%	0.01%	(0.05)%	(0.11)%	0.01%	(0.01)%	(0.03)%

Consolidated Average Balance Sheets & Yields
With Resultant Interest and Average Rates

	Three Months Ended			Three Months Ended
(dollars in thousands)	September 30, 2018			September 30, 2017
		Interest / Income Expense			Interest / Income Expense
ASSETS	Average Balance		Average Yield / Rate	Average Balance		Average Yield / Rate
Interest-Earning Assets:
Interest-bearing due from banks	$26,337	$132	1.99%	$25,901	$83	1.27%
Investment securities	93,341	554	2.37%	92,257	514	2.23%
Loans, net of unearned fees(1) (2)	896,999	10,656	4.71%	803,553	9,227	4.56%

Total Interest-Earning Assets	1,016,677	11,342	4.43%	921,711	9,824	4.23%

Non-Interest-Earning Assets:
Allowance for loan losses	(11,341)			(10,056)
All other assets	75,038			83,244

Total Assets	$1,080,374			$994,899

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW deposits	$201,026	320	0.63%	$200,298	239	0.47%
Savings deposits	267,025	568	0.84%	260,919	340	0.52%
Money market deposits	48,606	22	0.18%	63,557	27	0.17%
Time deposits	213,872	1,014	1.88%	126,566	463	1.45%
Securities sold under agreements to repurchase	18,389	14	0.30%	23,167	18	0.31%
FHLB and other borrowings	27,870	136	1.94%	26,159	157	2.38%
Subordinated debt	9,911	165	6.66%	9,876	164	6.64%

Total Interest-Bearing Liabilities	786,699	2,239	1.13%	710,542	1,408	0.79%

Non-Interest-Bearing Liabilities:
Demand deposits	171,729			170,267
Other liabilities	9,314			8,351

Total Non-Interest-Bearing Liabilities	181,043			178,618

Stockholders’ Equity	112,632			105,739

Total Liabilities and Shareholders’ Equity	$1,080,374			$994,889

NET INTEREST INCOME		$9,103			$8,416

NET INTEREST SPREAD(3)			3.30%			3.44%

NET INTEREST MARGIN(4)			3.55%			3.62%

(1) Included in interest income on loans are net unearned loan fees.
(2) Includes non-performing loans.
(3) The interest rate spread is the difference between the weighted average yield on average interest-earning and the weighted average cost of average interest-bearing liabilities.
(4) The interest rate margin is calculated by dividing annualized net interest income by average interest earning assets.

Consolidated Average Balance Sheets & Yields
With Resultant Interest and Average Rates

	Nine Months Ended			Nine Months Ended
(dollars in thousands)	September 30, 2018			September 30, 2017
		Interest / Income Expense			Interest / Income Expense
ASSETS	Average Balance		Average Yield / Rate	Average Balance		Average Yield / Rate
Interest-Earning Assets:
Interest-bearing due from banks	$21,923	$293	1.79%	$34,824	$257	0.99%
Investment securities	95,574	1,703	2.38%	94,120	1,546	2.19%
Loans, net of unearned fees(1) (2)	883,436	30,720	4.65%	781,861	26,363	4.51%

Total Interest-Earning Assets	1,000,933	32,716	4.37%	910,805	28,166	4.13%

Non-Interest-Earning Assets:
Allowance for loan losses	(11,097)			(9,801)
All other assets	74,168			79,867

Total Assets	$1,064,004			$980,871

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW deposits	$219,242	937	0.57%	$196,748	682	0.46%
Savings deposits	259,365	1,415	0.73%	259,109	1,004	0.52%
Money market deposits	53,413	70	0.18%	63,029	80	0.17%
Time deposits	190,520	2,501	1.76%	131,380	1,404	1.43%
Securities sold under agreements to repurchase	19,734	43	0.29%	22,054	50	0.30%
FHLB and other borrowings	26,862	382	1.90%	24,976	449	2.40%
Subordinated debt	9,902	495	6.67%	9,868	493	6.68%

Total Interest-Bearing Liabilities	779,038	5,843	1.00%	707,164	4,162	0.79%

Non-Interest-Bearing Liabilities:
Demand deposits	165,778			162,279
Other liabilities	9,094			7,801

Total Non-Interest-Bearing Liabilities	174,872			170,080

Shareholders’ Equity	110,094			103,627

Total Liabilities and Shareholders’ Equity	$1,064,004			$980,871

NET INTEREST INCOME		$26,873			$24,004

NET INTEREST SPREAD(3)			3.37%			3.34%

NET INTEREST MARGIN(4)			3.59%			3.52%

(1) Included in interest income on loans are net unearned loan fees.
(2) Includes non-performing loans.
(3) The interest rate spread is the difference between the weighted average yield on average interest-earning and the weighted average cost of average interest-bearing liabilities.
(4) The interest rate margin is calculated by dividing annualized net interest income by average interest earning assets.

Reconciliation of Non-GAAP Financial Measures

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP). These non-GAAP financial measures are "book value per common share," "tangible book value per common share," "return on average tangible assets," and "return on average tangible equity." This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

(in thousands, except per share data)
	As of and for the Three Months Ended					As of and for the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2018	2018	2018	2017	2017	2018	2017
Total shareholders' equity	$113,891	$111,347	$108,980	$106,571	$106,567	$113,891	$102,406
Less: goodwill and other tangibles	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)
Tangible common shareholders’ equity	$95,782	$93,238	$90,871	$88,462	$88,458	$95,782	$84,297

Common shares outstanding	8,584	8,555	8,525	8,470	8,454	8,584	8,454
Book value per common share	$13.27	$13.02	$12.78	$12.58	$12.60	$13.27	$12.60

Book value per common share	$13.27	$13.02	$12.78	$12.58	$12.60	$13.27	$12.60
Effect of intangible assets	(2.11)	(2.12)	(2.12)	(2.14)	(2.14)	(2.11)	(2.14)
Tangible book value per common share	$11.16	$10.90	$10.66	$10.44	$10.46	$11.16	$10.46

Return on average assets	1.04%	1.00%	1.04%	0.13%	0.89%	1.03%	0.84%
Effect of average intangible assets	0.02%	0.02%	0.02%	-	0.02%	0.01%	0.02%
Return on average tangible assets	1.06%	1.02%	1.06%	0.13%	0.91%	1.04%	0.86%

Return on average equity	9.98%	9.67%	10.08%	1.24%	8.39%	9.91%	7.96%
Effect of average intangible assets	1.92%	1.90%	2.04%	0.25%	1.74%	1.95%	1.68%
Return on average tangible equity	11.90%	11.57%	12.12%	1.49%	10.13%	11.86%	9.64%